EXHIBIT 10.1
ASSIGNMENT OF RIGHTS AGREEMENT

This Assignment of Rights Agreement (hereinafter “Agreement”) is dated for reference July 2, 2010 and executed by the following parties:

Oro East Mining Company, Ltd., a corporation registered in the Republic of Philippines, doing business in the United States at 1127 Webster Street, Suite 28, Oakland, California 94607 (hereinafter “Assignor”); and

Accelerated Acquisitions I, Inc., a Delaware corporation, with a California business address at 122 Ocean Park Blvd., Suite 307, Santa Monica, California 90405 (hereinafter “Assignee”).

RECITALS

WHEREAS, Assignor is the registered and beneficial holder of two (2) mineral claims with the Mines and Geosciences Bureau (MGB) for the Republic of the Philippines: MPSA 184-XI and APSA 167-XI (hereinafter “Claims”). The Claims of Assignor are described in specifics in Schedule A, “Portfolio of Mineral Claims,” attached hereto and integrated as part of this Agreement;

WHEREAS, the principals of Assignor have acquired a controlling interest in Assignee for the purpose of operating as a publicly-reporting company and have determined that it is in their best interests to assign Assignor’s rights to the Claims, with the particulars of aforesaid rights set forth in detail herein, and

WHEREAS, Assignor’s principals will receive substantial benefit from the assignment of the Portfolio of Mineral Claims to Assignee, which will facilitate the funding of future operations and permit expansion of the business of the principals through doing business as a publicly-reporting company and thereby open up new funding resources for the business.

AGREEMENT

NOW THEREFORE, the undersigned parties integrate the foregoing recitals into the binding body of this Agreement and hereby agree to be bound for good and valuable consideration as follows:

1.
Assignment. Effective as of the date hereof, Assignor hereby assigns and transfers to Assignee, and Assignee hereby acquires from Assignor, all of Assignor’s rights with respect to the Portfolio of Claims (hereinafter “Assignment”), specifically as follows:

a.
Right to Natural Minerals Mined. Effective upon execution of this Agreement, Assignor hereby grants to Assignee all mineral rights of Company and Assignee shall own said mineral rights of Company in fee simple. Said mineral rights shall further include corresponding surface rights. This assignment encompasses control of the surface, the subsurface and the air above any and all real property or claims owned by Company. The assignee may freely sell, lease, gift or bequest these rights individually or entirely to others, within the scope and terms of the Agreement and applicable laws of the Republic of Philippines.

b.
Right to Production. Effective upon execution of this Agreement, Assignor hereby grants to Assignee all rights to production, which shall include but not be limited to right to mineral extraction on all mineral claims and tenements owned or controlled by Company, right to control production in all aspects, right to enter the property and remove the minerals or resources at its election.

c.
Right to Account Receivables. Effective upon execution of this Agreement, Assignor hereby grants to Assignee all rights to account receivable management for Company, including but not limited to right to collect.

d.
Right to Collect Net Profits in Full. Effective upon execution of this Agreement, Assignor hereby grants to Assignee full right to collect the net profits of Company, payable to assignee at any time at assignee’s discretion and express notice to Company to tender delivery of the net profits for any fiscal period.

2.
Further Actions. Assignor covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the rights conveyed hereby to Assignee against all persons whomsoever, to take all steps reasonably necessary to establish the record of Assignee’s interest therein and, at the request of Assignee, to execute and deliver further instruments of transfer and assignment and take such other action as Assignee may reasonably request to more effectively transfer and assign to and vest in Assignee the interests intended to be conveyed hereby.

3.
Duration of Agreement. The Assignment shall be to Accelerated Acquisitions I, Inc., but if  Assignee fails to become a publicly listed company with the United States Securities Exchange Commission and commences trade by January 1, 2013, then this Agreement shall terminate immediately and the Claims and all rights thereto shall revert back to Oro East Mining Company, Ltd. If Assignee succeeds at becoming a publicly listed company and commences trading on or before January 1, 2010, then the Assignment shall be absolute, to Oro East Mining Company, Ltd.

4.
Representations. The undersigned parties hereby mutually represent to one another that: (1) they are authorized agents of the entities they represent, that they are fully authorized and have the power to enter into this Agreement and bind the entities they represent; (2) they have duly obtained all necessary and applicable licenses and/or permits required or reasonably foreseeably required for performance of this Agreement; (3) they are the owners, licensees, and/or otherwise authorized to use any corresponding intellectual property rights that would be required or reasonably foreseeably required for performance of this Agreement; and (4) the parties hereby indemnify and hold one another harmless of any damages or potential damages that may arise from the falsity or inaccuracy of the foregoing representations.

5.
Prohibition Against Further Assignment. Unless the undersigned parties mutually agree to subsequently modify this covenant in writing, Assignee shall not assign, transfer, convey, or dispose of its rights, title or interest in this Agreement to third parties. This Agreement and any and all subsequent obligations arising therefrom shall be non-assignable and non-transferable unless the parties agree to other arrangements, which must be memorialized in writing.

6.	Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.
Merger and Integration. This Agreement and the exhibits attached hereto contain the entire agreement of the parties with respect to the subject matter of this Agreement, and supersede all prior negotiations, agreements and understandings with respect thereto. This Agreement may only be amended by a written document duly executed by the undersigned parties.

8.
Indemnification. Assignor shall have no liability to Assignee for any claims, causes of actions, suits, damages, loss, risk of loss, or threat of loss as such may arise under this Agreement. Assignee assumes all risk under this Agreement. Assignee shall indemnify and hold harmless Assignor of all costs, expenses, losses, professional fees, and/or liabilities in their totality.

9.
Limitation of Liability and Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ASSIGNOR MAKES NO WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, ITS REPRESENTATIONS, ESTIMATES OR PROJECTIONS OF CLAIM VALUE, BUSINESS DEALINGS, THE PRODUCTS OR SERVICES RENDERED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ASSIGNEE ACCEPTS THE FRUITS OF THIS AGREEMENT “AS IS” AND “WHERE IS,” ASSUMING ALL RISKS.

10.
Choice of Law and Forum. This Agreement shall be interpreted under the laws of the State of California, United States. Any litigation under this agreement shall be resolved in the trial courts of Alameda County, State of California or the Northern District of California, whichever may be applicable.

11.	Service of Summons. In the event that a cause of action or suit arises from this Agreement, the undersigned parties hereby agree and consent to service of summons at the following addresses:

a.	Assignor: Oro East Mining Company, Ltd., U.S. Office, 1127 Webster Street, Suite 28, Oakland, California 94607.
b.	Assignee: Accelerated Acquisitions I, Inc., California address, 122 Ocean Park Blvd., Suite 307, Santa Monica, California 90405.

12.
Arbitration. Any dispute or claim arising or related to this Agreement shall be exclusively resolved by final binding arbitration before the American Arbitration Association (AAA), utilizing its Commercial Arbitration Rules. One arbitrator shall be selected using AAA procedures (hereinafter “arbitrator”). The arbitrator shall use all reasonable efforts to minimize discovery and to complete the arbitration proceedings as expeditiously as possible. The arbitrator shall render a written decision within thirty (30) calendar days of the hearing.  The arbitrator will not award attorney’s fees, or punitive, incidental, consequential, treble or other multiple or exemplary damages, and the parties hereby agree to waive and not seek such damages.  Either party may seek judicial relief to compel the other party to comply with the provisions of this Section, or injunctive or other equitable relief to protect its intellectual property rights, provided (unless prohibited by applicable law) that the remainder of the dispute or claim is submitted to arbitration. The arbitration shall be held in Oakland, California; both parties hereby give their irrevocable consent to jurisdiction of courts of or in the State of California, as well as processes of the AAA in California.  Awards shall be final, binding and non-appealable (except on the minimal grounds required under the Federal Arbitration Act or other applicable law).  All awards may be filed with one or more courts, state, federal or foreign having jurisdiction over the party against whom such award is rendered or its property, as a basis of judgment and of the issuance of execution for its collection.

13.
Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.
Entire Agreement. This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

15.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

16.
Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to “hereof,” “herein,” “hereby,” “hereunder” and similar terms shall refer to this entire Agreement.

IN WITNESS WHEREOF, the undersigned parties cause this Agreement to be duly signed and executed this 2nd day of the month of July and year 2010 in the City of Oakland, State of California.

SIGNED AND EXECUTED:

ASSIGNOR:		ASSIGNEE:

X		X

Company:	Oro East Mining Co.	Company:	Accelerated Acquisitions I
Signor’s Name:	Danni Zhong	Signor’s Name:	Tian Q. Chen
Position/Title:	Chairman	Position/Title:	President and CEO
Date Signed:	July 2, 2010	Date Signed:	July 2, 2010
Location:	Oakland, CA	Location:	Oakland, CA